Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

On January 11, 2008, Scientific Learning Corporation (“Scientific Learning”, “we” or the “Company”) filed a Form 8-K to report that on January 7, 2008 we completed the acquisition from JTT Holdings Inc (“JTT”) of the Soliloquy Reading Assistant™ product line and substantially all of the other assets of the Soliloquy Learning business, based in Waltham, Massachusetts (“Soliloquy”), pursuant to the Asset Purchase Agreement dated December 18, 2007 (the “Acquisition”). In addition, we assumed certain specified liabilities associated with the Soliloquy business pursuant to the Purchase Agreement. This Form 8-K/A is being filed to provide the required financial statements and pro forma financial information relating to the Acquisition as required by Item 9.01 of Form 8-K.

Under the terms of the Purchase Agreement, we paid cash consideration of $9.7 million and retained $1.0 million in satisfaction of outstanding indebtedness owed to us by JTT. Of the aggregate cash amount, approximately $1.1 million was withheld at the closing and placed into a third party escrow to secure JTT's indemnification obligations to us under the Purchase Agreement. The total purchase price, including transaction costs of approximately $837,000, was approximately $11.5 million. The acquisition has been accounted for under the purchase method of accounting.

The following unaudited pro forma combined financial statements are based on our historical financial statements and Soliloquy’s historical financial statements adjusted to give effect to the Acquisition on January 7, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 is presented as if the acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on December 31, 2007. These pro forma condensed combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements included herein; and
•	Separate audited financial statements of Scientific Learning as of and for the year ended December 31, 2007, included in its annual report on Form 10-K for the year ended December 31, 2007; and
•	Separate audited historical financial statements of Soliloquy as of and for the years ended December 31, 2007 and 2006 and included in this current report on Form 8-K.

Pursuant to the purchase method of accounting, the total estimated purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on their respective fair values as of December 31, 2007. There were no material changes in the fair values of the assets and liabilities from December 31, 2007 to January 7, 2008. Any differences between the fair value of the total consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. In particular, direct transaction costs may differ from our estimate. Scientific Learning’s management has determined the preliminary fair value of the intangible assets at the pro forma balance sheet date of December 31, 2007. These allocations are subject to change

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pending further review of the fair value of the assets acquired and liabilities assumed as well as the impact of actual transaction costs.

The pro forma information is being furnished pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the purchase price are based on Scientific Learning management’s estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition.

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Unaudited Pro Forma Condensed Combined Balance Sheet
at December 31, 2007
(In thousands)

	Historical		Pro Forma
	Scientific Learning	Soliloquy	Adjustments		Combined
			(Note 3)
Assets
Current assets:
Cash and cash equivalents	$21,179	$—	$(9,685)	(1)	$11,494
Accounts receivable, net	6,155	222	58	(2)	6,435
Deferred income taxes	1,191	—	—		1,191
Prepaid expenses and other current assets	1,291	234	(191)	(3)	1,334

Total current assets	29,816	456	(9,818)		20,454

Property and equipment, net	1,742	29	(23)	(4)	1,748
Loan to JTT Holdings, Inc.	1,000	—	(1,000)	(5)	—
Deferred acquisition costs	319	—	(319)	(6)	—
Intangible assets, net	—	—	7,190	(7)	7,190
Goodwill	—	—	4,374	(8)	4,374
Other assets	926	484	(484)	(9)	926

Total assets	$33,803	$969	$(80)		$34,692

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$716	$259	(1)	(10)	$974
Accrued liabilities	3,859	$111	410	(11)	4,380
Deferred revenue	17,379	3,106	(2,996)	(12)	17,489

Total current liabilities	21,954	3,476	(2,587)		22,843

Deferred revenue, long-term	5,576	6,044	(6,044)	(12)	5,576

Other liabilities	453	—	—		453

Total liabilities	27,983	9,520	(8,631)		28,872

Stockholders’ equity (deficit):
Net former parent company deficit	—	(8,551)	8,551	(13)	—
Common stock and addditional paid in capital	82,558	—	—		82,558
Accumulated deficit	(76,738)	—			(76,738)

Total stockholders’ equity (deficit):	5,820	(8,551)	8,551		5,820

Total liabilities and stockholders’ equity (deficit)	$33,803	$969	$(80)		$34,692

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2007
(In thousands, except per share amounts)

	Historical		Pro Forma

	Scientific Learning	Soliloquy	Adjustments		Combined
			(Note 3)

Revenues	$46,053	$1,879	$—		$47,932
Cost of revenues	10,219	287	485	(14)	10,991

Gross profit	35,834	1,592	(485)		36,941

Operating expenses:
Sales and marketing	24,868	1,353	282	(15)	26,503
Research and development	4,500	2,508	—		7,008
General and administrative	7,660	487	—		8,147

Total operating expenses	37,028	4,348	282		41,658

Operating loss	(1,194)	(2,756)	(767)		(4,717)

Other income from related party	247	—	—		247
Interest and other income	1,019	—	—		1,019

Net income (loss) before income tax	72	(2,756)	(767)		(3,451)
Income tax benefit	(1,082)	—	—		(1,082)

Net income (loss)	$1,154	$(2,756)	$(767)		$(2,369)

Basic net income (loss) per share:	$0.07				$(0.14)

Shares used in computing basic net income (loss) per share	17,161				17,161

Diluted net income (loss) per share:	$0.06				$(0.14)

Shares used in computing diluted net income (loss) per share	18,297				17,161

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

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Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2007 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 are based on the historical financial statements of Scientific Learning and Soliloquy after giving effect to the Acquisition and the assumptions and adjustments described in these notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is being furnished pursuant to the requirements of Item 2 and 9.01 of Form 8-K and Rule 3-05 and Article 11 of U.S. Securities and Exchange Commission (SEC) Regulation S-X and is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on estimates and assumptions set forth in the notes to such information. It does not reflect cost savings, operating synergies or revenue enhancements expected to result from the Acquisition or the costs to achieve these cost savings, operating synergies and revenue enhancements. The pro forma adjustments and the allocation of the consideration are based on Scientific Learning management’s estimates of the fair value of the assets acquired and liabilities assumed in the Acquisition.

The following unaudited pro forma combined financial statements are based on our historical financial statements and Soliloquy’s historical financial statements adjusted to give effect to the Acquisition on January 7, 2008. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 is presented as if the acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had been completed on December 31, 2007.

2.	The Acquisition

On December 18, 2007 we entered into an Asset Purchase Agreement (the "Purchase Agreement") with JTT, pursuant to which we agreed to acquire from JTT the Soliloquy Reading Assistant™ product line and substantially all of the other assets of the Soliloquy Learning business, based in Waltham, Massachusetts, for cash consideration. In addition, we assumed certain specified liabilities associated with the Soliloquy business pursuant to the Purchase Agreement. The Acquisition was completed on January 7, 2008.

Under the terms of the Purchase Agreement, we paid at closing $9.7 million and retained $1.0 million in satisfaction of outstanding indebtedness owed to us by JTT. Of the aggregate cash amount, approximately $1.1 million was withheld at the closing and placed into a third party escrow to secure JTT's indemnification obligations to us under the Purchase Agreement. The acquisition has been accounted for under the purchase method of accounting.

The following table summarizes the components of the estimated total consideration determined for accounting purposes of these pro forma condensed combined financial statements (in thousands):

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Cash paid	$9,685
Loan provided	1,000
Direct transaction costs	837

Estimated total consideration	$11,522

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the Acquisition. An allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined financial statements based on management’s best estimates. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition may differ materially from the information presented. In particular, direct transaction costs  and deferred revenue  may differ from our estimate. The allocation of the purchase consideration based on management’s valuation of the assets acquired and liabilities assumed as of January 7, 2008 is presented below (in thousands):

Accounts receivable	$280
Prepaids and other current assets	43
Fixed assets	6
Accounts payable	(258)
Accrued liabilities	(3)
Deferred service revenue	(110)

Identifiable intangible assets:
Core technology	$5,800
OEM contracts	560
Customer list	220
Non compete agreement	610

Total identifiable intangible assets	7,190
Total net assets	7,148

Goodwill	4,374

Total purchase price	$11,522

We reviewed the recorded book values of Soliloquy’s net assets acquired as of January 7, 2008 and believe the carrying amounts of these net assets acquired approximate their current fair values.

The following summarizes the identifiable intangible assets acquired:

•

The fair value of the core technology was based on a valuation that considered, among other factors, the discounted cash flows to be generated from the relief from potential royalties, taking into account risks related to the characteristics and applications of the technology and assessments of the life cycle state of the technology. The value of the core technology is being amortized over a nine year period. This is based on management’s

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assessment that the core source code will remain stable over this period, other than adding new functionalities and performance enhancements as market conditions dictate. During the final few years of this projection period, we expect revenue growth attributable to the core technology to slow until it is eventually replaced by newer technology in 2018.
•

The fair value of the OEM contracts and related relationships was based on a valuation that considered, among other factors, the expected income and discounted cash flows to be generated from such OEM contracts and related relationships. The OEM contracts comprise agreements with four educational publishing companies where Soliloquy generated royalty revenue from the sale of OEM products that incorporated technology licensed from Soliloquy, and customization revenue from product development work that Soliloquy performed on behalf of the OEMs. The value of the OEM contracts and related relationships is being amortized over a five year period.

•

The fair value of the customer list was based on a valuation that considered, among other factors, an estimation of the avoided costs associated with future lead generation activity. The value of the customer list is being amortized over a five year period.

•

The fair value of the non compete agreement was based on a valuation that considered, among other factors, the estimated impact of competition. The value of the non compete agreement is being amortized over a five year period.

Estimated useful lives for the intangible assets were based on historical experience with technology life cycles and Scientific Learning’s intended future use of the intangible assets. The amortization of intangible assets is based on the present value of future estimated cash flows that will be generated by these assets.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, we will incur a charge for the amount of impairment at the time in which such determination is made.

3.	Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on December 31, 2007. The unaudited pro forma condensed combined statements of operations give effect to the Acquisition as if it had occurred on January 1, 2007.

Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations are as follows:

(1)	Adjustment to reflect cash consideration paid pursuant to the Purchase Agreement.
(2)	Adjustment to accounts receivable, primarily to reflect sales made in the period January 1, 2008 to January 7, 2008.
(3)	Adjustment to eliminate Soliloquy other current assets not assumed, principally deferred costs.

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(4)	Adjustment to record fixed assets according to Scientific Learning Corporation’s accounting policy.
(5)	Adjustment to reflect elimination of loan provided.
(6)	Adjustment to reflect elimination of prepaid acquisition costs.
(7)	Adjustment to record intangible assets.
(8)	Adjustment to record goodwill.
(9)	Adjustment to eliminate the Soliloquy deferred costs not assumed.
(10)	Adjustment to eliminate the Soliloquy accounts payable not assumed.
(11)	Adjustment to record severance costs, accrued transaction costs and eliminate any accrued liabilities not assumed.
(12)

Adjustment to reflect the difference between the preliminary fair value and historical amount of Soliloquy’s deferred revenue. The preliminary fair value represents an amount equal to the estimated cost plus an appropriate profit margin to perform services related to Soliloquy’s support obligations based on the deferred revenue balances of Soliloquy as of December 31, 2007. The remaining deferred revenue balance of approximately $110,000 represents the fair value of the estimated support obligations for former Soliloquy customers.

(13)	Adjustment to eliminate net investment from Soliloquy’s former parent company, JTT Holdings, Inc.
(14)	Adjustment to reflect effect of amortization of the core technology intangible asset.
(15)	Adjustment to reflect the effect of amortization of the OEM contracts, customer list and non-compete intangible assets.

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